Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.333-229346, 333-228934, 333-223861, 333-08693, 333-62655, 333-81207, 333-45928, 333-67974, 333-88682, 333-106556, 333-116203, 333-134560, 333-149964, 333-158131, 333-165561,333-172936, 333-179514, 333-187338, 333-194463, 333-205038 and 333-213701) and on Form S-3 (Nos. 333-226196 and 333-218070) of Autodesk, Inc. of our report dated May 25, 2018 relating to the financial statements of PlanGrid, Inc, which appears in this Current Report on Form 8–K/A.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 28, 2019